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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Acceptance Insurance Companies Inc.

     We consent to the incorporation by reference in Registration Statement No. 33-53001 and No. 33-68856 on Form S-3 and in Registration Statement No. 33-67180 and No. 33-51441 on Form S-8 of Acceptance Insurance Companies Inc. of our reports dated March 17, 1995 in this Annual Report on Form 10-K/A-1 of the Company for the year ended December 31, 1994. Our report referred to above includes an explanatory paragraph regarding the change in accounting method as described in Note 1 to the consolidated financial statements.

DELOITTE & TOUCHE LLP

Omaha, Nebraska
December 20, 1995